Exhibit 99.1

Coeptis Announces Approval of Z Squared Inc.’s Nasdaq Listing Application

~ Approval Marks Satisfaction of Key Closing Condition in Pending Merger ~

WEXFORD, Pa., April 7, 2026 -- Coeptis Therapeutics Holdings, Inc. (Nasdaq: COEP) (“Coeptis” or the “Company”), a next-gen technology and biopharmaceutical company, today announced that Nasdaq has approved, subject to customary conditions and the closing of the proposed merger, the listing of the post-merger Company’s common stock on the Nasdaq Global Market under the ticker symbol “ZSQR”. The new listing is expected to become effective upon the closing of the proposed merger between the Company and Z Squared, Inc., pursuant to which Z Squared will become a wholly owned subsidiary of Coeptis and the Company will change its corporate name to Z Squared Inc.

The new listing application approval follows the satisfaction of other key closing conditions to the proposed merger, including effectiveness of the Company’s registration statement on Form S-4 (File No. 333-288329) and shareholder approval of the merger proposals at the Company’s January 30, 2026 stockholders’ meeting. In connection with the consummation of the business combination, Z Squared will become a wholly owned subsidiary of Coeptis, and the Company will change its corporate name to Z Squared Inc.

The transaction remains subject to satisfaction of any remaining customary closing conditions, and there can be no assurance that such conditions will be satisfied. The transaction is expected to close in Q2 2026.

About Coeptis:

COEPTIS, Inc., together with its subsidiaries Coeptis Pharmaceuticals, Inc., GEAR Therapeutics, Inc., SNAP Biosciences, Inc., and Coeptis Technologies, Inc (collectively "Coeptis"), is a biopharmaceutical and technology company. The biopharmaceutical divisions focus on developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases. Coeptis aims to advance treatment paradigms and improve patient outcomes through its cutting-edge research and development efforts.

The Company's therapeutic portfolio is underscored by assets licensed from Deverra Therapeutics, which include an allogeneic cellular immunotherapy platform and DVX201, a clinical-stage, unmodified natural killer cell therapy technology. COEPTIS is also developing a universal, multi-antigen CAR technology licensed from the University of Pittsburgh (SNAP-CAR), alongside GEAR cell therapy and companion diagnostic platforms in collaboration with VyGen-Bio and distinguished medical researchers at the Karolinska Institute.

Building on its core competencies, COEPTIS has recently established a Technology Division, which focuses on enhancing operational capabilities through advanced technologies. This division features AI-powered marketing software and robotic process automation tools acquired from NexGenAI Solutions Group, designed to optimize business processes and improve overall efficiency.

Headquartered in Wexford, PA, COEPTIS is dedicated to advancing its mission within the regulatory framework set forth by the FDA, ensuring that all activities align with the highest standards of compliance and patient care. For more information on COEPTIS, visit https://coeptistx.com.

About Z Squared:

Z Squared is a digital infrastructure company focused on securing the Dogecoin (DOGE) and Litecoin (LTC) networks through institutional-scale mining operations. Upon closing of the merger, Z Squared is expected to deploy 9,800 ASIC miners across facilities in North Carolina, South Carolina, and Iowa, making it the largest publicly-traded pure-play Dogecoin miner in the United States.

Z Squared's operational model emphasizes efficiency, discipline, and risk management. Mined assets are converted to USD or stablecoins typically within 24 hours, aligning with a cash-flow-focused strategy rather than speculative holding. The company is led by an experienced team with deep expertise in cryptocurrency mining operations and infrastructure management.

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Participants in the Solicitation

Coeptis, Z Squared Inc. and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from Coeptis’ and Z Squared’s stockholders with respect to the proposed Transaction. Investors and securityholders may obtain more detailed information regarding the names and interests in the Transaction of the directors and officers of each of Coeptis and Z Squared in the proxy statement/prospectus for the proposed Transaction as filed with the SEC, including the Registration Statement.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed Transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When we use words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not a guarantee of future performance and involve risks and uncertainties that may cause the actual results to differ materially from our expectations discussed in the forward-looking statements. These statements are subject to significant uncertainties and risks including, but not limited, to those risks contained in reports filed by Coeptis with the Securities and Exchange Commission. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in Coeptis’ filings with the U.S. Securities and Exchange Commission, including the Registration Statement, which are available for review at www.sec.gov. Neither Coeptis nor Z Squared undertake any obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations or rules.

Investor Relations Contacts:

IR@coeptistx.com

ZSQR@mzgroup.us

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